UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  November 6, 2007

PLAYLOGIC ENTERTAINMENT, INC.
(Name of Small Business Issuer as specified in its charter)
Delaware	0-49649	23-3083371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
Concertgebouwplein 13, 1071 ll Amsterdam, The Netherlands
(Address of principal executive offices and zip code)

Company’s telephone number, including area code: (011) 31-20-676-0304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

Playlogic Entertainment, Inc.  announced financial results for the third quarter of 2007, ending September 30.

Net revenues
Net revenue was $3.7 million, for the third quarter, compared to $1.5 million for the three months ended September 30, 2006. This increase of $2.2 million, or 154%, is mainly attributable to the release of the new titles Obscure II (PS2 and PC), Evil days of Luckless John (PC) and Xyanide Resurrection (PS2 and PSP).

For the nine months ended September 30, 2007, net revenue climbed to $8.3 million from $4.6 million the year before. This increase of $3.7 million, or 80%, in net revenue is primarily attributable to the above mentioned releases of new games and the First Party Software Development Agreement with Sony Computer Entertainment Europe (SCEE).

Gross profit
Gross profit for the three months ended September 30, 2007 was $2.0 million. Gross profit totalled $0.8 million in the comparable year-earlier period. This represents an increase of $ 1.2 million or 154%.

For the nine months ended September 30, 2007, gross profit was $4.8 million, compared to  $2.0 million the previous year. This represents an net increase of $2.8 million or 140%.

Net profit
Net profit for the third quarter ended September 30, 2007, was $2.1 million versus a loss of $4.6 million the comparable year-earlier period.

For the nine months ended September 30, 2007, net profit was $1.6 million, compared to a loss of $8.5 million the same period the year before.

Net earnings per share
Net earnings per share totalled $0.07 per share (Q3 2006: $ - 0.19), taken into account the shares issued in connection with the previously announced private placement of $12.3 million. Net earnings per share for the first nine months of 2007 totalled $0.06 per share (first nine months 2006: $ - 0.35).

New developments
Rogier W. Smit, executive vice president of Playlogic said: “We are pleased with our financial and commercial achievements in the third quarter of this year. The net profit of $2.1 million shows that our policy of cost control, on the one hand, and investing in our future growth by acquiring and publishing more high quality products, on the other, is paying off. ”

Outlook
Building on the results of the first nine months, management is positive about the outlook of the remainder of 2007. For 2008 it expects further growth in net revenues and gross profit.  Results may vary in upcoming quarters in accordance with the release schedule. For the first quarter of 2008 the company expects to release 6 to 8 titles worldwide on various platforms. Playlogic’s First Party Software Development Agreement with Sony Computer Entertainment Europe (SCEE) also continues throughout 2008.

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1    Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

PLAYLOGIC ENTERTAINMENT, INC.

Date: November 6, 2007	By:	/s/ Willem M. Smit
Name: Willem M. Smit Title: President and Chief Executive Officer